UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2008
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)

Registrant’s telephone number, including area code:	716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On Friday, May 23, 2008, the Board of Directors of Minrad International, Inc. elected Jeffrey A. Ferrell (who had having been previously nominated by the nominating committee) to serve as directors of the corporation with each to serve in such capacity until the next annual meeting of the shareholders of the corporation and until his successor is duly elected and qualified. The nomination of Mr. Ferrell to the Board of Directors of Minrad International, Inc. was in accordance with the Securities Purchase Agreement entered into on May 5th, 2008 by the Company in connection with its offering of $40,000,000 Senior Secured Convertible Notes (See Form 8-K filed by the Company on May 6, 2008).
Mr. Ferrell’s background is as follows:
Jeffrey A. Ferrell is a Senior Vice President at Lehman Brothers in New York and oversees public and private healthcare investments for Global Trading Strategies, a principal investment group within Lehman Brothers. Prior to joining Lehman in 2001, he was a Principal at Schroder Ventures Life Sciences in Boston from 1997 to early 2001. He currently serves as a Director of Lpath, Inc. and Bridge Pharmaceuticals, Inc. Mr. Ferrell graduated from Harvard College with an A.B. in Biochemical Sciences in 1997.

MINRAD INTERNATIONAL, INC. (Registrant)
May 30, 2008	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
CEO